Holders of Record, holding 5% or more of the outstanding balance for Structured Asset Securities Corporation Mortgage Pass-Through Certificates Series 2003-1, as reflected in the security position listing as of December 31, 2003.

Class	Name and Address of Holder	Amount Held	% Class
1-A1	Bank of New York/Investment Account	70,922,000	100%
	111 Sanders Creek
	Barclays
	East Syracuse, NY 13057

1-A2	Bank of New York	50,000,000	100%
	One Wall Street
	New York, NY 10286

1-A3	Bank of New York	37,958,000	74%
	One Wall Street
	New York, NY 10286

	SSB&T Co.	12,150,000	24%
	1776 Heritage Dr
	Global Corporate Action Unit JAB 5NW
	No. Quincy, MA 02171

1-A4	Nomura Fix	32,381,630	100%
	2 World Financial Center, Bldg B
	New York, NY 10281-1198

1-A5	Bear Stearns Securities Corp.	10,965,092	100%
	One Metrotech Center North, 4th Floor
	New York, NY 11201-3862

1-A6	SSB&T Co.	21,254,000	19%
	1776 Heritage Drive
	Global Corporate Action Unit JAB 5NW
	No. Quincy, MA 02171

	Citibank	75,000,000	68%
	3800 Citibank Center B3-15
	Tampa, FL 33610

1-A7	Bank of New York	147,368,000	100%
	One Wall Street
	New York, NY 10286

1-AX	Bank of New York	58,380,000	100%
	One Wall Street
	New York, NY 10286

2-A1	LBI-Lehman Government Securities Inc. (LBI)	4,585,879	100%
	70 Hudson St.
	Jersey City, NJ 07302

3-A1	Bear Stearns Securities Corp.	36,778,320	100%
	One Metrotech Center North, 4th Floor
	New York, NY 11201-3862

4-A1	SSB&T Co.	8,110,000	100%
	1776 Heritage Dr.
	Global Corporate Action Unit JAB 5NW
	No. Quincy, MA 02171

AP	SSB&T Co.	1,802,000	100%
	1776 Heritage Dr.
	Global Corporate Action Unit JAB 5NW
	No. Quincy, MA 02171

AX	Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,201,000	100%
	101 Hudson St 9th Floor
	Jersey City, NJ 07302

B1	Bear Stearns Securities Corp.	600,000	100%
	One Metrotech Center North, 4th Floor
	New York, NY 11201-3862

B2	Bear Stearns Securities Corp.	600,000	100%
	One Metrotech Center North, 4th Floor
	New York, NY 11201-3862

B3	McDonald Investments, Inc.	905,630	100%
	4900 Tiedman
	Mail Code OF-01-49-0230
	Brooklyn, OH 44114

R	TFINN % Co	100	100%
	C/O Chase Manhattan Bank
	P.O. Box 50000
	Dept 6583 Outsourcing Services
	Newark, NJ 07101